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                                                                     Exhibit 8.1

                                   LAW OFFICES
                     WOLF, BLOCK, SCHORR AND SOLIS-COHEN LLP
                         TWELFTH FLOOR PACKARD BUILDING
                              111 SOUTH 15TH STREET
                           PHILADELPHIA, PA 19102-2678
                                 (215) 977-2000
                            FACSIMILE: (215) 977-2334


                                 April 24, 1998


Philadelphia Consolidated Holding Corp.
One Bala Plaza
Suite 100
Bala Cynwyd, PA  19004

PCHC Financing I
103 Springer Building, First Floor
Concord Plaza
3411 Silverside Road
Wilmington, DE  19810

                 RE: Offering of Trust Preferred Securities and FELINE PRIDES(sm) (Registration Statement Nos. 333-49271
                           and 333-49271-01)

Ladies and Gentlemen:

                  We have acted as tax counsel to Philadelphia Consolidated Holdings Corp., a corporation organized under the laws of the Commonwealth of Pennsylvania (the "Company"), and PCHC Financing I, a statutory business trust formed under the Business Trust Act of the State of Delaware (the "Trust"), in connection with above-captioned registration statement on Form S-3, as subsequently amended (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") for the purposes of registering (i) Trust Originated Preferred Securities representing undivided beneficial interests in the assets of the Trust (the "Preferred Securities"), (ii) Debentures issued by the Company to the Trust in connection with the sale of the Preferred Securities (the "Debentures"), and (iii) FELINE PRIDES(sm) consisting of (A) units (referred to as Income PRIDES(sm)) initially comprised of stock purchase contracts (the "Purchase Contracts") and beneficial ownership of Preferred Securities and (B) units (referred to as Growth PRIDES(sm)) initially comprised of Purchase Contracts and beneficial ownership of zero-coupon U.S. Treasury Securities, as described in the Prospectus Supplement dated April 24, 1998, forming a part of such Registration Statement (the "Prospectus Supplement").
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Philadelphia Consolidated Holding Corp.
PCHC Financing I
April 24, 1998
Page 2


                  In rendering our opinion, we have participated in the preparation of the Registration Statement and the Prospectus Supplement. Our opinion is conditioned on, among other things, the initial and continuing accuracy of the facts, information, covenants and representations set forth in the Registration Statement, the Prospectus Supplement and certain other documents and the statements and representations made by officers of the Company. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. We also have assumed that the transactions related to the issuance of the Preferred Securities, the Debentures, and the FELINE PRIDES will be consummated in the manner contemplated by the Registration Statement and the Prospectus Supplement.

                  In rendering our opinion, we have considered the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated thereunder, judicial decisions and Internal Revenue Service rulings, all of which are subject to change, which change may be retroactively applied. A change in the authorities upon which our opinion is based could affect our conclusions. There can be no assurance, moreover, that any of the opinions expressed herein will be accepted by the Internal Revenue Service or, if challenged, by a court.

                  Based solely upon the foregoing, we are of the opinion that, under current United States federal income tax law:

                  (1) The Trust will be classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes;

                  (2) The Debentures will be classified as indebtedness of the Company for United States federal income tax purposes, and the Company will be entitled to deduct interest and original issue discount (if any) with respect to the Debentures; and

                  (3) Although the discussion set forth in the Prospectus Supplement under the heading "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" does not purport to discuss all possible United States federal income tax consequences of the purchase, ownership, and disposition of Preferred Securities and FELINE PRIDES, such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the purchase, ownership, and disposition of Preferred Securities and FELINE PRIDES.
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Philadelphia Consolidated Holding Corp.
PCHC Financing I
April 24, 1998
Page 3


                  Except as set forth above, we express no opinion to any party as to the tax consequences, whether federal, state, local or foreign, of the issuance of the Preferred Securities, the Debentures, or the FELINE PRIDES or of any transaction related to or contemplated by such issuance. This opinion is furnished to you solely for your benefit in connection with the offering of the Preferred Securities and the FELINE PRIDES and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person without our prior written consent. We consent to the use of our name under the heading "Legal Opinions" in the Prospectus Supplement. We hereby consent to the filing of this opinion with the Commission as Exhibit 8 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof, unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.


                                               Very truly yours,


                                    /s/  Wolf, Block, Schorr and Solis-Cohen LLP

                                    WOLF, BLOCK, SCHORR and SOLIS-COHEN LLP